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                                                                      Exhibit 23
                                                                      ----------

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 and S-8 (File Nos. 333-56144, 33-99330, 33-80879,
333-87851, 333-88303 and 333-53228) of Lexmark International, Inc. of our reports dated February 12, 2002 relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.

We also hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 and S-8 (File Nos. 333-56144, 33-99330, 33-80879,
333-87851, 333-88303 and 333-53228) of Lexmark International, Inc. of our reports dated March 14, 2002 relating to the financial statements of the Lexmark International Group, Inc. 1999 Employee Stock Purchase Plan, which appears in the 11-K filed as an exhibit to this Form 10-K.

 /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Lexington, Kentucky
March 18, 2002